Exhibit 4.5

HYATT HOTELS CORPORATION

REGISTRATION RIGHTS AGREEMENT

(Pritzker Stockholders)

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 12, 2009, but effective as of the Effective Date (as defined below), is by and among HYATT HOTELS CORPORATION, a Delaware corporation formerly known as Global Hyatt Corporation (the “Company”), and the Persons listed on Schedule 1 attached hereto (collectively, the “Stockholders” and each, individually, a “Stockholder”).

R E C I T A L S

WHEREAS, the Company has agreed to grant the Stockholders the registration rights and other rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“2007 Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 28, 2007, among the Company and certain non-Pritzker stockholders of the Company party thereto, as amended from time to time.

“Affiliate” means as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” as defined in the Preamble.

“Agreement Relating to Stock” means that certain Agreement Relating to Stock, dated as of August 28, 2007, among certain of the Stockholders and the other Persons signatory thereto, as amended from time to time.

“Arbitrator” as defined in Section 12.3(a).

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day in Chicago, Illinois on which banking institutions are authorized by law or regulations to close.

“Commission” means the Securities and Exchange Commission and any successor agency performing comparable functions.

“Common Stock” means the (i) Class A common stock, par value $0.01 per share, of the Company and/or (ii) Class B common stock, par value $0.01 per share, of the Company.

“Company” as defined in the Preamble.

“Demand Registrations” as defined in Section 2.2(a).

“Effective Date” the date on which the Company consummates its initial Public Offering of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Foreign Global Hyatt Agreement” means that certain Amended and Restated Foreign Global Hyatt Agreement, dated as of October 1, 2009, as amended from time to time, among adult beneficiaries of non-US situs trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, which non-US situs trusts are the indirect owners of Common Stock through their direct and indirect ownership of certain of the Stockholders.

“Global Hyatt Agreement” means that certain Amended and Restated Global Hyatt Agreement, dated as of October 1, 2009, as amended from time to time, among adult beneficiaries of US situs trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, and the co-trustees of such US situs trusts, which US situs trusts are the direct and indirect owners of Common Stock.

“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Indemnified Party” as defined in Section 8.3.

“Indemnifying Party” as defined in Section 8.3.

“Independent” means, with respect to an individual, an individual who (i) has no direct material business relationship with any party to this Agreement, and (ii) satisfies the criteria set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual as in effect at the Effective Time.

“Initiating Stockholders” as defined in Section 2.4.

“Long-Form Demand Registration” as defined in Section 2.1(b).

“Other Agreement(s)” means the Agreement Relating to Stock, the Foreign Global Hyatt Agreement and the Global Hyatt Agreement, either individually or collectively, as applicable.

“Other Registrable Securities” as defined in Section 2.1(b).

“Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any Government Authority.

“Piggyback Registration” as defined in Section 3.1.

“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

“Registrable Securities” means, any of the following owned by any Stockholder: (i) any Common Stock or other equity securities of the Company into which the Common Stock then outstanding shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion; and (ii) any equity securities of the Company then outstanding which were issued as, or were issued directly or indirectly upon the conversion, exchange or exercise of other equity securities issued or issuable as a dividend, stock split or other distribution with respect to or in replacement of any equity securities referred to in clause (i) of this definition; provided, however, that Registrable Securities shall not include any equity securities that (a) have been registered or sold in a registered offering pursuant to the Securities Act; (b) have been sold pursuant to Rule 144; or (c) are eligible for resale by the Stockholder under Rule 144 without volume or manner-of-sale restrictions, as determined by the Company in its discretion after consultation with Company counsel.

“Registration Expense” as defined in Section 7.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Shelf Registration Statement” as defined in Section 3.1.

“Short-Form Demand Registrations” as defined in Section 2.2(a).

“Stockholder(s)” as defined in the Preamble.

2. Demand Registration.

2.1 Long-Form Registrations.

(a) Subject to the terms of this Agreement, at any time at least one year following the consummation of the initial Public Offering of the Common Stock, the Stockholders shall be entitled to request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration statement; provided, however, that with respect to any request under this Section 2.1(a): (i) the anticipated aggregate offering amount of the Registrable Securities covered by such registration shall exceed $750,000,000 (net of underwriting discounts and commissions); (ii) the Company shall not otherwise be eligible at the time of the request to file a registration statement on Form S-3 or any similar short form registration statement for the re-sale of Registrable Securities by the requesting Stockholders; (iii) the requesting Stockholders shall, at the anticipated time of effectiveness of such registration statement, be permitted under the applicable Other Agreements to sell the Common Stock to be registered pursuant to the applicable registration statement; and (iv) the Company shall not be prohibited under the 2007 Registration Rights Agreement from filing such registration statement.

(b) Within ten (10) days after receipt of any written request pursuant to this Section 2.1, the Company will give written notice of such request to all other holders of Registrable Securities and holders of securities registrable under the 2007 Registration Rights Agreement (to the extent such agreement remains in effect) (the “Other Registrable Securities”) and will use its reasonable best efforts to include in such registration all Registrable Securities (and Other Registrable Securities properly requested by the holders thereof to be included in such registration) with respect to which the Company has received written requests for inclusion within twenty (20) days after delivery of the Company’s notice, and, thereupon the Company will use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act. A registration requested pursuant to this Section 2.1 is referred to herein as a “Long-Form Demand Registration.” The Company shall not be obligated to effect more than one (1) Long-Form Demand Registration for the Stockholders pursuant to this Section 2.1.

2.2 Short-Form Registrations.

(a) In addition to the Long-Form Demand Registration provided pursuant to Section 2.1 above, commencing the date on which the Company becomes eligible to register securities issued by it on a Form S-3 or any similar short-form registration, Stockholders holding at least 20% of the then issued and outstanding Common Stock shall be entitled to request registrations under the Securities Act of all or part of their Registrable Securities on Form S-3, if available to the Company, or any similar short-form registration statement (“Short-Form Demand Registrations” and, together with the Long-Form Demand Registration, “Demand Registrations”); provided, however, that with respect to any requests under this Section 2.2(a): (i) the anticipated aggregate offering amount of the Registrable Securities covered by such registration shall exceed $100,000,000 (net of underwriting discounts and commissions); (ii) the requesting Stockholders shall, at the anticipated time of effectiveness of such registration statement, be permitted under the applicable Other Agreements to sell the Common Stock to be registered pursuant to the applicable registration statement; and (iii) the Company shall not be prohibited under the 2007 Registration Rights Agreement from filing such registration statement.

(b) Within ten (10) days after receipt of any written request pursuant to this Section 2.2, the Company will give written notice of such request to all other holders of Registrable Securities (and Other Registrable Securities), and will use reasonable best efforts to include in such registration all Registrable Securities (and Other Registrable Securities) with respect to which the Company has received written requests for inclusion within twenty (20) days after delivery of the Company’s notice. Demand Registrations will be Short-Form Demand Registrations whenever the Company is permitted to use any applicable short form. If for marketing or other reasons the underwriters with respect to any Short-Form Demand Registration request the inclusion in the registration statement of information which is not required under the Securities Act to be included in a registration statement on the applicable form for the Short-Form Demand Registration, the Company will provide such information as may be reasonably requested for inclusion by the underwriters in the Short-Form Demand Registration. The Stockholders shall be limited to one (1) Short-Form Demand Registrations pursuant to this Section 2.2 during each calendar year.

2.3 Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 6 below) for the Demand Registrations permitted under Sections 2.1 and 2.2. A registration will not count as a Demand Registration until it has become effective.

2.4 Priority. If the managing underwriters with respect to a Demand Registration advise the Company in writing that, in their opinion, the inclusion of the number of Registrable Securities and other securities requested to be included creates a substantial risk that the price per share will be reduced, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of such Registrable Securities that in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective holders of such Registrable Securities on the basis of the number of such Registrable Securities requested by such holders to be included in the applicable Demand Registration; provided, however, that if (i) after the date of the request for such Demand Registration the holders of Other Registrable Securities shall have validly requested a demand registration under the 2007 Registration Rights Agreement and (ii) the Other Registrable Securities requested to be covered by such demand registration have not been sold and such demand registration shall not have been withdrawn or abandoned, then the Company will include such Other Registrable Securities with the Registrable Securities on a pro rata basis among the respective holders of such Registrable Securities and such Other Registrable Securities. In no event will a Demand Registration pursuant to Section 2.1 count as a Long-Form Demand Registration for purposes of Section 2.1 unless at least twenty-five percent (25%) of all Registrable Securities requested to be registered in such Demand Registration by the Stockholders initiating such Demand Registration (the “Initiating Stockholders”) are, in fact, registered in such registration.

2.5 Restrictions. The Company will not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of a previous Demand Registration, any demand registration under the 2007 Registration Rights Agreement or a previous registration under which the Initiating Stockholders had piggyback rights pursuant to Section 3 below wherein the Initiating Stockholders in the aggregate were permitted to register and sold, at least 50% of the Registrable Securities included therein. With respect to any Demand Registration, if the Board determines in good faith that such filing (i) would be materially detrimental to the Company, (ii) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its Subsidiaries to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transaction, or (iii) is inadvisable because of the Company is planning to prepare and file a registration statement for a primary offering by the Company of its securities (which determination by the Board shall be certified in writing by an executive officer of the Company to the holders of Registrable Securities who have requested a Demand Registration), then the Company may postpone for up to one hundred twenty (120) days the filing or the effectiveness of a registration statement for a Demand Registration; provided, that the Company may not on any of the foregoing grounds postpone the filing or effectiveness of a registration statement for a Demand Registration for more than one hundred twenty (120) days during any twelve (12) month period (unless the holders of a majority of the unsold Registrable Securities included in such registration statement and not previously sold thereunder consent in writing to a longer postponement of the filing or effectiveness of such registration statement). In addition, the Company may postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year.

2.6 Underwritten Offerings. All Demand Registrations shall be underwritten. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be obligated to effect more than one (1) Demand Registration in any twelve (12) month period.

2.7 Selection of Underwriters. In connection with any Demand Registration, the Company will have the right to select the managing underwriter(s) in respect of such offering in its sole discretion after consultation with the Initiating Stockholders holding a majority of the Registrable Securities to be sold pursuant to the applicable Demand Registration.

3. Shelf Registrations.

3.1 Right to Shelf Registration. Subject to the terms of this Agreement, in addition to the Demand Registrations and commencing the date on which the Company becomes eligible to register securities issued by it on a registration statement on Form S-3 or similar short-form registration, Stockholders shall be entitled to request that the Company file a shelf registration statement on Form S-3 pursuant to Rule 415 with respect to all or part of their Registrable Securities (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”); provided, however, that the Company shall only be required to register on such Shelf Registration Statement those Registrable Securities that the requesting holders of Registrable Securities shall, at the anticipated time of effectiveness of such Shelf Registration Statement, be permitted to sell under the applicable Other Agreements. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable after such filing, and shall use its reasonable best efforts to keep the Shelf Registration Statement effective and updated, from the date such Shelf Registration Statement is declared effective until the earliest to occur (i) the first date as of which all of the shares of Registrable Securities included in the Shelf Registration Statement have been sold or (ii) a period of three years. If the Shelf Registration Statement has been outstanding at least three years, at the end of the third year, if requested by a holder of Registrable Securities holding at least 1% of the issued and outstanding shares of the Company, the Company shall use its reasonable best efforts to promptly refile a new shelf registration statement on Form S-3 pursuant to Rule 415 covering the Registrable Securities to the extent any securities registered under the previous Shelf Registration Statement remain unsold.

3.2 Payment of Expenses for Shelf Registrations. The Company will pay all Registration Expenses (as defined in Section 7 below) for the shelf registrations permitted under Section 3.

4. Piggyback Registrations.

4.1 Right to Piggyback. At any time at least one hundred eighty (180) days following the consummation of the initial Public Offering of the Common Stock, whenever the Company proposes to register any of its Common Stock under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of Registrable Securities (each, a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto), the Company will give written notice, at least fifteen (15) days prior to the proposed filing of such registration statement, to the Stockholders (provided, such holders shall, at the anticipated time of effectiveness of such registration statement, be in compliance with the applicable Other Agreements and be permitted under the applicable Other Agreements to sell the Common Stock to be registered pursuant to the applicable registration statement) of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 4.2 and 4.3 below) with respect to which the Company has received written requests for inclusion specifying the number of equity securities desired to be registered, which request shall be delivered within fifteen (15) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at anytime in its sole discretion.

4.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (a) first, any securities that the Company proposes to sell; (b) second, any Other Registrable Securities the Company is required to register under the terms of the 2007 Registration Rights Agreement; (c) third, any Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, and (d) fourth, other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof.

4.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration: (a) first, the Common Stock requested to be included therein by the Person requesting such registration, (b) second, any Other Registrable Securities the Company is required to register in such registration under the terms of the 2007 Registration Rights Agreement; (c) third, the Registrable Securities requested to be included in such registration, pro rata among the other holders of such Registrable Securities on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration; and (d) fourth, other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof.

4.4 Selection of Underwriters. In connection with any Piggyback Registration, the Company will have such right to select the managing underwriter(s) in respect of such offering in its sole discretion.

4.5 Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 7 below) for the Piggyback Registrations under this Section 4.

5. Additional Agreements.

5.1 Holders’ Agreements. To the extent not inconsistent with applicable law, each holder of Registrable Securities agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, it will (a) not offer, sell, contract to sell, loan, grant any option to purchase, make any short sale or otherwise dispose of, hedge or transfer any of the economic interest in (or offer, agree or commit to do any of the foregoing) any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired by such holder, owned directly (including holding as a custodian) or with respect to which such holder has beneficial ownership within the rules and regulations of the Commission (other than those included by such holder in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and during the ninety (90) day period following, the effective date of the registration statement for such underwritten offering, and (b) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each executive officer and director of the Company also agrees to substantially similar restrictions.

5.2 Company’s Agreements. The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ninety (90) day period following, the effective date of a registration statement of the Company for an underwritten Public Offering (except as part of any such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto), unless the underwriters managing the Public Offering otherwise agree.

5.3 Suspension of Resales. The Company shall be entitled to suspend the use of the prospectus forming the part of any registration statement which has theretofore become effective at any time if, in the good faith judgment of the Company, there is a material development relating to the condition (financial or other) of the Company that has not been disclosed to the general public and the chief executive officer or chief financial officer of the Company certifies in writing to the holders of the Registrable Securities included in such registration statement and not previously sold thereunder that, after consultation with counsel, such officers have reasonably concluded that under such circumstances it would be in the Company’s best interest to suspend the use of such prospectus; provided, however, that the aggregate period of suspension under this Section 5.3, when combined with the aggregate period of any delay under Section 2.5 hereof, may not exceed, in any twelve (12) month period, more than one hundred twenty (120) days unless the holders of a majority of the unsold Registrable Securities included in such registration statement and not previously sold thereunder consent in writing to a longer suspension. Each holder of Registrable Securities included in any such registration statement and not previously sold thereunder agrees that upon its receipt of such written certification it will immediately discontinue the sale of any Registrable Securities pursuant to such registration statement or otherwise until such holder has received copies of the supplemented or amended prospectus or until such holder is advised in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.

6. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as reasonably possible:

(a) prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to one counsel designated by holders of a majority of the Registrable Securities covered by such registration statement and to the extent practicable under the circumstances, provide such counsel an opportunity to comment on any information pertaining to the holders of Registrable Securities covered by such registration statement contained therein; and the Company shall consider in good faith any corrections reasonably requested by such counsel with respect to such information);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than the earlier of (i) 180 days and (ii) the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) furnish to each seller of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the Stockholders reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself or any of its Affiliates to taxation in any such jurisdiction in which it is not subject to taxation);

(f) promptly notify each seller of such Registrable Securities and, if requested by such seller, confirm in writing, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;

(g) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or if no such securities are then listed, on a national securities exchange selected by the Company;

(i) provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k) use commercially reasonable efforts to cooperate with each seller and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each seller or the underwriter or managing underwriter, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

(l) subject to confidentiality agreements in form and substance acceptable to the Company, make available for inspection, at such place and in such manner as determined by the Company in its sole discretion, by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration;

(m) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o) cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority (FINRA);

(p) at the request of any seller of such Registrable Securities in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such accountants, underwriters and sellers may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are an independent registered public accounting firm within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act; and

(q) with respect to Demand Registrations, make senior executives of the Company reasonably available to assist the underwriters with respect to, and participate in, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of Registrable Securities pursuant to a registration statement.

7. Registration Expenses.

7.1 Company’s Expenses. The Company will pay all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Company; reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities to be included in such registration to represent all holders of Registrable Securities to be included in the registration; fees and disbursements of the Company’s registered public accounting firm; and reasonable fees and disbursements of all other Persons retained by the Company (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Company and holders of Registrable Securities, all underwriting discounts and commissions and transfer taxes relating to the Registrable Securities will be borne by the holders of such Registrable Securities. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange; provided, however, that if a request for Demand Registration is subsequently withdrawn at the request of a majority of the Initiating Holders, the holders of Registrable Securities subject to such withdrawn Demand Registration shall forfeit such Demand Registration unless the holders of Registrable Securities to be registered pay (or reimburse the Company) for all of the Registration Expenses with respect to such withdrawn Demand Registration.

7.2 Holder’s Expenses. To the extent that any expenses incident to any registration are not required to be paid by the Company, each holder of Registrable Securities included in a registration will pay all such expenses which are clearly and solely attributable to the registration of such holder’s Registrable Securities so included in such registration, and any other expenses not so attributable to one holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

8. Indemnification.

8.1 By the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities and, as applicable, each of its trustees, stockholders, members, directors, managers, partners, officers and employees, and each Person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this Section 8.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

8.2 By Each Holder of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information relating to such holder as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company and, as applicable, each of its directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, however, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement, unless such loss, claim, damage, liability or expense resulted from such holder’s intentionally fraudulent conduct.

8.3 Procedure. Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7 only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (a) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (b) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

8.4 Survival. The indemnification (and contribution provisions in Section 9 below) provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

9. Contribution.

9.1 Contribution. If the indemnification provided for in Section 8 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this Section 9, an indemnifying holder shall not be required to contribute any amount in excess of the amount by which (a) the total price at which the Registrable Securities sold by such holder exceeds (b) the amount of any damages which such indemnifying holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such loss, claim, damage, liability or expense in respect of which contribution is required resulted from such holder’s intentionally fraudulent conduct.

9.2 Equitable Considerations; Etc. The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

10. Compliance with Rule 144 and Rule 144A. In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act following a Public Offering, then at the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144, the Company will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (ii) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Securities to make sales pursuant to Rule 144. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Commission, the information described in Rule 144A(d)(4) of the Commission.

11. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

12. Arbitration.

12.1 Scope of Arbitration.

(a) Except as otherwise expressly provided in this Agreement, disputes between or among any of the parties hereto, and/or disputes between or among any of the parties hereto, shall be determined solely and exclusively by arbitration in accordance with this Section 12, which shall be broadly construed in favor of arbitrability of all such disputes.

(b) In any arbitration, this Agreement and all other documentation determined by the Arbitrator (as defined below) to be relevant shall be admissible in evidence. In deciding any issue submitted to arbitration, the Arbitrator shall consider the rights, powers and obligations of each applicable Trustee (or its predecessors) (as the term “Trustee” is defined in the Global Hyatt Agreement and the Foreign Global Hyatt Agreement) in light of this Agreement, the relevant trust instruments, the laws specified in Section 13.5 and the laws of the place of arbitration to the extent necessary to render the arbitral award valid and enforceable.

12.2 Rules; Location.

(a) Except as otherwise provided herein, the Commercial Arbitration Rules of the American Arbitration Association in effect as of the Effective Date shall govern any arbitration hereunder, but such arbitration shall not be conducted under the auspices of the American Arbitration Association.

(b) All arbitrations shall be held in Chicago, Illinois, except to the extent that it involves any Stockholder listed under the heading “Foreign Stockholders” on Schedule 1, in which case it shall be held at such place outside the United States as the Arbitrator selects after giving due regard to (i) the parties’ desire to maintain, to the maximum extent possible, the confidentiality of all arbitration proceedings commenced hereunder, all demands, pleadings, briefs or other documents relating to such proceedings and any decisions or awards of the Arbitrator and (ii) the ability of a court with jurisdiction over the parties to compel arbitration in such place and enforce any award resulting therefrom.

12.3 Arbitrator.

(a) All arbitrations will be before a single arbitrator (the “Arbitrator”), who shall be Independent, have a respected legal background, and be selected in accordance with this Section 12.3.

(b) The parties agree that the initial Arbitrator shall be the Person serving as arbitrator under the Global Hyatt Agreement (the “Proposed Arbitrator”), if that Person shall agree to serve in such capacity. In the event the Proposed Arbitrator is unwilling or unable to serve as Arbitrator, and notwithstanding the provisions of Section 12.2(a) hereof, the Arbitrator shall be selected by the American Arbitration Association pursuant to Section L-3 of the Optional Procedures for Large Complex Commercial Disputes of the Commercial Arbitration rules of the American Arbitration Association (or any successor provision).

(c) The Proposed Arbitrator (if he agrees to serve as Arbitrator) or such other Person selected as the initial Arbitrator shall nominate a successor Arbitrator who shall become the successor Arbitrator upon (i) approval of six (6) of the Current Adult Beneficiaries (as defined in the Global Hyatt Agreement) and (ii) the execution and delivery by such individual of a joinder as contemplated by the Global Hyatt Agreement.

(d) Each successor Arbitrator shall appoint a subsequent successor who satisfies the criteria described in Section 12.3(a), and in the absence thereof, and notwithstanding the provisions of Section 12.2(a) hereof, the successor Arbitrator shall be selected by the American Arbitration Association pursuant to Section L-3 of the Optional Procedures for Large Complex Commercial Disputes of the Commercial Arbitration rules of the American Arbitration Association (or any successor provision).

(e) Once an Arbitrator is identified as provided above, all parties to this Agreement and their counsel, Joined Agents (as defined in the Global Hyatt Agreement and the Foreign Global Hyatt Agreement, as applicable) and other representatives will refrain from all ex parte contacts with the Arbitrator.

12.4 Demand for and Action to Compel Arbitration.

(a) To demand arbitration hereunder, the party seeking arbitration shall be required to deliver written notice to the Arbitrator (when and if available) and all parties in respect of whom arbitration is sought, specifying in reasonable detail the issue or issues to be arbitrated. Upon receipt of such notice, the Arbitrator shall commence, conduct and conclude all proceedings within a reasonable time. Notwithstanding anything to the contrary contained in this Agreement, no Stockholder may demand arbitration subsequent to the date that is thirty (30) days following the date upon which such Stockholder no longer owns any Registrable Securities.

(b) Nothing herein shall be deemed to impair the right of any party to seek an order of any court of competent jurisdiction compelling arbitration or in aid of the jurisdiction of the Arbitrator.

12.5 Confidentiality.

(a) Except as may be required by applicable law and for communications among the parties to this Agreement and their respective counsel (and Persons retained by counsel for the purpose of assisting in any proceeding, who shall agree to be bound by a reasonable confidentiality agreement), all arbitration proceedings commenced hereunder, and all demands, pleadings, briefs or other documents relating to such proceedings, as well as any decisions or awards of the Arbitrator (except insofar as may be necessary to obtain judicial confirmation and/or enforcement of such decision or award), shall be completely and permanently confidential and shall not be communicated to third parties, and the Arbitrator will so order.

(b) Any party initiating judicial proceedings to compel arbitration or to confirm an award of the Arbitrator shall in good faith seek an order providing for the filing of all pleadings and arbitration documents under seal and all of the parties shall agree thereto.

(c) No tape or electronic recording or transcripts of arbitration proceedings shall be retained by any party after the completion of the arbitration proceeding; provided, however, that the Arbitrator (and any successor Arbitrators) may retain such records as he deems useful to the discharge of his duties hereunder and the Arbitrator may make any recordings or transcripts available upon request of a party to a subsequent arbitration pursuant to this Article (and solely for use in such subsequent arbitration) at his discretion and upon terms and conditions the Arbitrator deems appropriate.

12.6 Discovery and Conduct of Hearing.

(a) The parties to any arbitration hereunder shall be entitled to such pre-hearing discovery, if any, as may be determined by the Arbitrator.

(b) In conducting the arbitration, the Arbitrator may act in summary fashion, upon submission of papers, or in plenary fashion, in his discretion.

12.7 Form of Award; Remedies; Confirmation.

(a) An award of the Arbitrator shall be in writing and signed by him, shall not include findings of fact, conclusions of law, or other matters of opinion, shall state as briefly as possible the determination of the issue or issues submitted; provided, however, that the Arbitrator may make findings of fact and/or conclusions of law if and to the extent necessary to render the award valid and enforceable. The Arbitrator’s award shall be final and binding on the parties to this Agreement in all respects and for all purposes (without any right of appeal).

(b) Except as may otherwise be provided herein, the Arbitrator shall be authorized to award any form of relief as may be appropriate, consistent with the Commercial Arbitration Rules of the American Arbitration Association, including immediate, interim and/or final equitable relief, compensatory damages, fees, costs and expenses of the arbitration proceeding and non-monetary sanctions (but not Consequential Damages (as defined in the Global Hyatt Agreement and the Foreign Global Hyatt Agreement, as applicable), punitive damages, exemplary damages or multiple damages).

(c) A party to an arbitration shall have the right to petition a court of competent jurisdiction for an order confirming the Arbitrator’s award.

13. Miscellaneous.

13.1 Amendments and Waivers. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any Stockholder may, with respect to such Stockholder only, waive the application of any provision of this Agreement. Any amendment, modification, supplement or restatement of this Agreement must be effected by written agreement of the Company and Stockholders holding at least 75% of the outstanding number of Registrable Securities at the time any such amendment, modification, supplement or restatement is sought. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any amendment, modification, supplement or restatement or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities and the Company as provided herein.

13.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors, assigns, heirs, executors and personal representatives (and, with respect to the applicable Stockholders, each trustee of any other currently existing or hereinafter to be formed trust for the current or future, direct or indirect, vested or contingent, benefit of a beneficiary of any trust that is a Stockholder) of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Securities are also for the benefit of, and enforceable by, any transferee of such Registrable Securities that is a Person included within the definition of “Pritzker” (as defined in the Amended and Restated Certificate of Incorporation of the Company in effect upon the consummation of the initial Public Offering). Any successor or permitted assignee of any Stockholder hereunder shall execute a joinder, in form and substance reasonably acceptable to the Company, agreeing to be bound as a “Stockholder” hereunder and all references to a “Stockholder” herein shall be deemed to include each such successor and permitted assignee.

13.3 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

13.4 Notices. Any notice or communication by the Company or any Stockholder is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the recipient’s address:

If to the Company:

Hyatt Hotels Corporation

Hyatt Center, 12th Floor

71 South Wacker Drive

Chicago, Illinois 60606

Facsimile No.: (312) 780-5282

Attention: General Counsel

With a copy to:

Latham & Watkins LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, Illinois 60606

Facsimile No.: (312) 993-9767

Attention: Michael A. Pucker

If to a Stockholder, to the address indicated on Schedule 1 attached hereto as amended from time to time. The Company or any Stockholder, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

13.5 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. SUBJECT TO COMPLIANCE WITH ARTICLE IV, AS APPLICABLE, EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF, AND CONSENTS TO VENUE IN, THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS FOR ALL PURPOSES HEREUNDER.

13.6 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any arbitral, judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

13.7 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

13.8 Further Assurances. Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

13.9 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question or intent or interpretation with respect to this Agreement, this

Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

13.10 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13.11 Entire Agreement. This Agreement (including Schedules 1 and 2 attached hereto), together with the other agreements referred to herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede and shall supersede all prior agreements and understandings (whether written or oral) between the Company and the Stockholders, or any of them, with respect to the subject matter hereof.

13.12 Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

13.13 No Trustee Liability. When this Agreement is executed by a trustee of a trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained in this Agreement shall be construed as imposing any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such personal liability, if any, having been expressly waived by the parties by their execution hereof. Any liability of a trust hereunder shall not be a personal liability of any trustee, grantor or beneficiary thereof, and any recourse against a trustee shall be solely against the assets of the pertinent trust.

13.14 No Third Party Beneficiaries. Except as provided in Sections 8, 9 and 13.2, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.15 Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

The Company:

HYATT HOTELS CORPORATION

By:	/s/ Harmit Singh
Name: Harmit Singh
Title: CFO

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

The Stockholders:

THE TRUSTS IDENTIFIED ON SCHEDULE 2 ATTACHED HERETO:

By:	/s/ Thomas J. Pritzker
Thomas J. Pritzker, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule 2

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule 2

By:	/s/ Karl J. Breyer
Karl J. Breyer, not individually, but solely
as co-trustee of each of those separate and distinct trusts listed on Schedule 2

LASALLE TRUST NO. 35

By:	/s/ Thomas J. Pritzker
Thomas J. Pritzker, not individually, but solely as co-trustee of LaSalle Trust No. 35

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, not individually, but solely as co-trustee of LaSalle Trust No. 35

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IHE, INC., a Bahamian International Business Company

By:	/s/ Schevon V. Marche-Miller
Name: Commerce Services Limited
Title: Director

By:	/s/ Michelle M. Gibson
Name: Corporate Associates Limited
Title: Director

LUXURY LODGING, INC., a Bahamian International Business Company

By:	/s/ Schevon V. Marche-Miller
Name: Commerce Services Limited
Title: Director

By:	/s/ Helen M. Carroll
Name: Corporate Associates Limited
Title: Director

HOSPITALITY HOTELS, INC., a Bahamian International Business Company

By:	/s/ Schevon V. Marche-Miller
Name: Commerce Services Limited
Title: Director

By:	/s/ Michelle M. Gibson
Name: Corporate Associates Limited
Title: Director

WW HOTELS, INC., a Bahamian International Business Company

By:	/s/ Helen M. Carroll
Name: Commerce Services Limited
Title: Director

By:	/s/ Michelle M. Gibson
Name: Corporate Associates Limited
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

HT-BIG ISLAND LAND, INC., a Delaware corporation

By:	/s/ Glen Miller
Name: Glen Miller
Title: Vice President

WOODFIELD FINANCIAL, INC., a Delaware corporation

By:	/s/ Glen Miller
Name: Glen Miller
Title: Vice President

PHIG, INC., a Delaware corporation

By:	/s/ Glen Miller
Name: Glen Miller
Title: Vice President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

HYATT HOTELS CORPORATION

REGISTRATION RIGHTS AGREEMENT

(Pritzker Stockholders)

SCHEDULE 1

Stockholders

Stockholder Name and Address

Domestic Stockholders:

Each of the Trusts listed on Schedule 2 hereto

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4600

Chicago, Illinois 60606

LaSalle Trust No. 35

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4600

Chicago, Illinois 60606

HT-Big Island Land, Inc.

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4600

Chicago, Illinois 60606

Woodfield Financial, Inc.

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4600

Chicago, Illinois 60606

PHIG, Inc.

c/o Diversified Financial Management Corp.

71 South Wacker Drive, Suite 4600

Chicago, Illinois 60606

Schedule 1-1

Foreign Stockholders:

IHE, INC.

c/o CIBC Trust Company (Bahamas) Limited

P.O. Box N-3933

Goodman’s Bay Corporate Centre

West Bay Street

Nassau, New Providence

Bahamas

Luxury Lodging, Inc.

c/o CIBC Trust Company (Bahamas) Limited

P.O. Box N-3933

Goodman’s Bay Corporate Centre

West Bay Street

Nassau, New Providence

Bahamas

Hospitality Hotels, Inc.

c/o CIBC Trust Company (Bahamas) Limited

P.O. Box N-3933

Goodman’s Bay Corporate Centre

West Bay Street

Nassau, New Providence

Bahamas

WW HOTELS, INC.

c/o CIBC Trust Company (Bahamas) Limited

P.O. Box N-3933

Goodman’s Bay Corporate Centre

West Bay Street

Nassau, New Providence

Bahamas

Schedule 1-2

HYATT HOTELS CORPORATION

REGISTRATION RIGHTS AGREEMENT

(Pritzker Stockholders)

SCHEDULE 2

N.F.P. QSST Trust # 21	F.L.P. Trust #14
LaSalle Trust #13	F.L.P. Trust #15
LaSalle Trust #14	F.L.P. Trust #16
LaSalle Trust #15	F.L.P. Trust #17
LaSalle Trust #17	F.L.P. Trust #19
LaSalle Trust #18	F.L.P. Trust #20
LaSalle Trust #19	F.L.P. Trust #21
LaSalle Trust #27	F.L.P. Residuary Trust #1
LaSalle Trust #41	F.L.P. Residuary Trust #5
LaSalle Trust #42	F.L.P. Residuary Trust #6
LaSalle Trust #43	F.L.P. Residuary Trust #9
LaSalle Trust #44	F.L.P. Residuary Trust #11
LaSalle Trust #45	F.L.P. Residuary Trust #12
LaSalle Trust #46	F.L.P. Residuary Trust #13
LaSalle Trust #47	F.L.P. Residuary Trust #14
LaSalle Trust #48	F.L.P. Residuary Trust #15
LaSalle Trust #49	F.L.P. Residuary Trust #16
LaSalle Trust #50	F.L.P. Residuary Trust #17
LaSalle Trust #51	F.L.P. Residuary Trust #18
LaSalle Trust #52	F.L.P. Residuary Trust #19
LaSalle Trust #53	F.L.P. Residuary Trust #20
LaSalle Trust #54	F.L.P. Residuary Trust #21
LaSalle Trust #55	F.L.P. Residuary Trust #22
LaSalle Trust #56	F.L.P. Residuary Trust #23
LaSalle Trust #57	F.L.P. Residuary Trust #24
LaSalle Trust #58	F.L.P. Residuary Trust #25
LaSalle Trust #59	F.L.P. Residuary Trust #26
LaSalle Trust #60	F.L.P. Residuary Trust #27
LaSalle Trust #61	F.L.P. Residuary Trust #28
LaSalle Trust #62	F.L.P. Residuary Trust #29
LaSalle Trust #63	F.L.P. Residuary Trust #30
LaSalle Trust #64	F.L.P. Residuary Trust #31
LA SALLE G.C. TRUST #11	F.L.P. Residuary Trust #32
Don Trust #25	F.L.P. Residuary Trust #33
F.L.P. Trust #10	F.L.P. Residuary Trust #34
F.L.P. Trust #11	F.L.P. Residuary Trust #35
F.L.P. Trust #12	F.L.P. Residuary Trust #36
F.L.P. Trust #13	F.L.P. Residuary Trust #37

Schedule 2-1

F.L.P. Residuary Trust #38	Garibaldi Trust – Oregon Trust #14
F.L.P. Residuary Trust #39	Green Trust – Oregon Trust #15
F.L.P. Residuary Trust #40	Harrisburg Trust – Oregon Trust #16
F.L.P. Residuary Trust #41	Fossil Trust – Oregon Trust #17
F.L.P. Residuary Trust #42	Gardiner Trust – Oregon Trust #18
F.L.P. Residuary Trust #43	Gearhart Trust – Oregon Trust #19
F.L.P. Residuary Trust #44	Gervais Trust – Oregon Trust #20
F.L.P. Residuary Trust #45	Gilchrist Trust – Oregon Trust #21
F.L.P. Residuary Trust #46	Glendale Trust – Oregon Trust #22
F.L.P. Residuary Trust #47	Glenmorrie Trust – Oregon Trust #23
F.L.P. Residuary Trust #48	Glide Trust – Oregon Trust #24
F.L.P. Residuary Trust #49	Harbor Trust – Oregon Trust #25
F.L.P. Residuary Trust #50	Hubbard Trust – Oregon Trust #26
F.L.P. Residuary Trust #51	Huntington Trust – Oregon Trust #27
F.L.P. Residuary Trust #52	Joseph Trust – Oregon Trust #28
F.L.P. Residuary Trust #53	Kinzua Trust – Oregon Trust #29
F.L.P. Residuary Trust #54	Lafayette Trust – Oregon Trust #30
F.L.P. Residuary Trust #55	Lewisburg Trust – Oregon Trust #31
F.L.P. Residuary Trust #56	Lowell Trust – Oregon Trust #32
Nicholas Trust	Amity Trust – Oregon Trust #33
Tom Trust	Applegate Trust – Oregon Trust #34
Johnny Trust	Athena Trust – Oregon Trust #35
Daniel Trust	Aumsville Trust – Oregon Trust #36
Jim Trust	Belleview Trust – Oregon Trust #37
Linda Trust	Bly Trust – Oregon Trust #38
Karen Trust	Canyonville Trust – Oregon Trust #39
Penny Trust	Charleston Trust – Oregon Trust #40
Tony Trust	Chiloquin Trust – Oregon Trust #41
Jay Robert Trust	Coburg Trust – Oregon Trust #42
Gigi Trust	Condon Trust – Oregon Trust #43
R. A. Trust #25	Dayton Trust – Oregon Trust #44
Bandon Trust – Oregon Trust #1	Dillard Trust – Oregon Trust #45
Barview Trust – Oregon Trust #2	Dundee Trust – Oregon Trust #46
Brownsville Trust – Oregon Trust #3	Dunes Trust – Oregon Trust #47
Carlton Trust – Oregon Trust #4	Elmira Trust – Oregon Trust #48
Clakamas Trust – Oregon Trust #5	Canyon Trust – Oregon Trust #49
Clatskanie Trust – Oregon Trust #6	Beech Trust – Oregon Trust #50
Creswell Trust – Oregon Trust #7	Battle Trust – Oregon Trust #51
Drain Trust – Oregon Trust #8	Blue Trust – Oregon Trust #52
Eastside Trust – Oregon Trust #9	Sebastian Trust – Oregon Trust #53
Elgin Trust – Oregon Trust #10	Camas Trust – Oregon Trust #54
Enterprise Trust – Oregon Trust #11	Low Trust – Oregon Trust #55
Estacada Trust – Oregon Trust #12	Alsea Trust – Oregon Trust #56
Fairview Trust – Oregon Trust #13	Brogan Trust – Oregon Trust #57

Schedule 2-2

Burnt Trust – Oregon Trust #58	Broadbent Trust – Oregon Trust #102
Hayes Trust – Oregon Trust #59	Burlington Trust – Oregon Trust #103
Parker Trust – Oregon Trust #60	Cheshire Trust – Oregon Trust #104
Grass Trust – Oregon Trust #61	Cooston Trust – Oregon Trust #105
Necanium Trust – Oregon Trust #62	Dodson Trust – Oregon Trust #106
Siskiyou Trust – Oregon Trust #63	Drew Trust – Oregon Trust #107
Willamette Trust – Oregon Trust #64	Durkee Trust – Oregon Trust #108
Beaverton Trust – Oregon Trust #65	Englewood Trust – Oregon Trust #109
Corvallis Trust – Oregon Trust #66	Firwood Trust – Oregon Trust #110
Eugene Trust – Oregon Trust #67	Harper Trust – Oregon Trust #111
Medford Trust – Oregon Trust #68	Jamieson Trust – Oregon Trust #112
Parkrose Trust – Oregon Trust #69	Aloha Trust – Oregon Trust #113
Portland Trust – Oregon Trust #70	Battin Trust – Oregon Trust #114
Salem Trust – Oregon Trust #71	Brookings Trust – Oregon Trust #115
Springfield Trust – Oregon Trust #72	Burns Trust – Oregon Trust #116
Albany Trust – Oregon Trust #73	Canby Trust – Oregon Trust #117
Altamont Trust – Oregon Trust #74	Coquille Trust – Oregon Trust #118
Bend Trust – Oregon Trust #75	Gilbert Trust – Oregon Trust #119
Gresham Trust – Oregon Trust #76	Glendoveer Trust – Oregon Trust #120
Hillsboro Trust – Oregon Trust #77	Hazelwood Trust – Oregon Trust #121
Keizer Trust – Oregon Trust #78	Hermiston Trust – Oregon Trust #122
Milwaukie Trust – Oregon Trust #79	Kendall Trust – Oregon Trust #123
Pendleton Trust – Oregon Trust #80	Metzger Trust – Oregon Trust #124
Dallas Trust – Oregon Trust #81	Monmouth Trust – Oregon Trust #125
Gladestone Trust – Oregon Trust #82	Newport Trust – Oregon Trust #126
Hayesville Trust – Oregon Trust #83	Oakridge Trust – Oregon Trust #127
Lebanon Trust – Oregon Trust #84	Ontario Trust – Oregon Trust #128
Newberg Trust – Oregon Trust #85	Baker Trust – Oregon Trust #129
Powellhurst Trust – Oregon Trust #86	Benton Trust – Oregon Trust #130
Rockwood Trust – Oregon Trust #87	Curry Trust – Oregon Trust #131
Woodburn Trust – Oregon Trust #88	Douglas Trust – Oregon Trust #132
Antelope Trust – Oregon Trust #89	Grant Trust – Oregon Trust #133
Drewsey Trust – Oregon Trust #90	Lake Trust – Oregon Trust #134
Granite Trust – Oregon Trust #91	Marion Trust – Oregon Trust #135
Greenhorn Trust – Oregon Trust #92	Polk Trust – Oregon Trust #136
Hardman Trust – Oregon Trust #93	Columbia Trust – Oregon Trust #137
Juntura Trust – Oregon Trust #94	Gilliam Trust – Oregon Trust #138
Lonerock Trust – Oregon Trust #95	Clerk Trust – Oregon Trust #139
Shaniko Trust – Oregon Trust #96	Jackson Trust – Oregon Trust #140
Arago Trust – Oregon Trust #97	Jefferson Trust – Oregon Trust #141
Bayshore Trust – Oregon Trust #98	Klamath Trust – Oregon Trust #142
Beatty Trust – Oregon Trust #99	Linn Trust – Oregon Trust #143
Birkenfeld Trust – Oregon Trust #100	Morrow Trust – Oregon Trust #144
Blodgett Trust – Oregon Trust #101	Clatsop Trust – Oregon Trust #145

Schedule 2-3

Coos Trust – Oregon Trust #146	Heppner Trust – Oregon Trust #190
Josephine Trust – Oregon Trust #147	Moro Trust – Oregon Trust #191
Lane Trust – Oregon Trust #148	Tillamook Trust – Oregon Trust #192
Malheur Trust – Oregon Trust #149	Idanha Trust – Oregon Trust #193
Sherman Trust – Oregon Trust #150	Idaville Trust – Oregon Trust #194
Union Trust – Oregon Trust #151	Imbler Trust – Oregon Trust #195
Wasco Trust – Oregon Trust #152	Independence Trust – Oregon Trust #196
Crescent Trust – Oregon Trust #153	Interlachen Trust – Oregon Trust #197
Summit Trust – Oregon Trust #154	Ione Trust – Oregon Trust #198
Miller Trust – Oregon Trust #155	Irrigon Trust – Oregon Trust #199
Davis Trust – Oregon Trust #156	Irving Trust – Oregon Trust #200
Owyhee Trust – Oregon Trust #157	Oakland Trust – Oregon Trust #201
Cow Trust – Oregon Trust #158	Oceanside Trust – Oregon Trust #202
Magone Trust – Oregon Trust #159	Odell Trust – Oregon Trust #203
Oswego Trust – Oregon Trust #160	Olney Trust – Oregon Trust #204
Rider Trust – Oregon Trust #161	Ophir Trust – Oregon Trust #205
Wallowa Trust – Oregon Trust #162	Orenco Trust – Oregon Trust #206
Harney Trust – Oregon Trust #163	Orient Trust – Oregon Trust #207
Young Trust – Oregon Trust #164	Oxbow Trust – Oregon Trust #208
Crater Trust – Oregon Trust #165	Rainer Trust – Washington Trust #1
Summer Trust – Oregon Trust #166	Slide Trust – Washington Trust #2
Abert Trust – Oregon Trust #167	Crystal Trust – Washington Trust #3
Alkali Trust – Oregon Trust #168	Ellis Trust – Washington Trust #4
Adams Trust – Oregon Trust #169	Olympus Trust – Washington Trust #5
Adrian Trust – Oregon Trust #170	Carrie Trust – Washington Trust #6
Alvadore Trust – Oregon Trust #171	Elk Trust – Washington Trust #7
Azalea Trust – Oregon Trust #172	Constance Trust – Washington Trust #8
Ballston Trust – Oregon Trust #173	Henderson Trust – Washington Trust #9
Barlow Trust – Oregon Trust #174	Anderson Trust – Washington Trust #10
Beaver Trust – Oregon Trust #175	Twin Trust – Washington Trust #11
Beck Trust – Oregon Trust #176	Haystack Trust – Washington Trust #12
Bonneville Trust – Oregon Trust #177	Pilchuck Trust – Washington Trust #13
Boring Trust – Oregon Trust #178	Index Trust – Washington Trust #14
Brickerville Trust – Oregon Trust #179	Bearhead Trust – Washington Trust #15
Bridge Trust – Oregon Trust #180	Strawberry Trust – Washington Trust #16
Brightwood Trust – Oregon Trust #181	Simcoe Trust – Washington Trust #17
Ophelia Trust – Oregon Trust #182	Clifty Trust – Washington Trust #18
Buxton Trust – Oregon Trust #183	Cashmere Trust – Washington Trust #19
Carver Trust – Oregon Trust #184	Clark Trust – Washington Trust #20
Astoria Trust – Oregon Trust #185	Bonanza Trust – Washington Trust #21
Prineville Trust – Oregon Trust #186	Goode Trust – Washington Trust #22
Roseburg Trust – Oregon Trust #187	Logan Trust – Washington Trust #23
Lakeview Trust – Oregon Trust #188	Jack Trust – Washington Trust #24
Vale Trust – Oregon Trust #189	Okanogan Trust – Washington Trust #25

Schedule 2-4

Colville Trust – Washington Trust #26	Grandview Trust – Washington Trust #70
Kaniksu Trust – Washington Trust #27	Malden Trust – Washington Trust #71
Umatilla Trust – Washington Trust #28	Tekoa Trust – Washington Trust #72
Pinchot Trust – Washington Trust #29	Pack Trust – Washington Trust #73
Gifford Trust – Washington Trust #30	Fairfield Trust – Washington Trust #74
Lathrop Trust – Washington Trust #31	Ritzville Trust – Washington Trust #75
Ross Trust – Washington Trust #32	Warden Trust – Washington Trust #76
Olympic Trust – Washington Trust #33	Bridgeport Trust – Washington Trust #77
Bremerton Trust – Washington Trust #34	Quincy Trust – Washington Trust #78
Vancouver Trust – Washington Trust #35	Penawowa Trust – Washington Trust #79
Darrington Trust – Washington Trust #36	Almota Trust – Washington Trust #80
Keechelus Trust – Washington Trust #37	Quiet Trust – Washington Trust #81
Federation Trust – Washington Trust #38	Lemei Trust – Washington Trust #82
Hanford Trust – Washington Trust #39	Soda Trust – Washington Trust #83
Pauls Trust – Washington Trust #40	Boistford Trust – Washington Trust #84
Butte Trust – Washington Trust #41	Snag Trust – Washington Trust #85
Steptoe Trust – Washington Trust #42	Windy Trust – Washington Trust #86
Fairchild Trust – Washington Trust #43	Mica Trust – Washington Trust #87
Coulee Trust – Washington Trust #44	Gypsy Trust – Washington Trust #88
Vernon Trust – Washington Trust #45	Glacier Trust – Washington Trust #89
Mcnary Trust – Washington Trust #46	Monte Cristo Trust – Washington Trust #90
Maryhill Trust – Washington Trust #47	Wenatchee Trust – Washington Trust #91
Pastime Trust – Washington Trust #48	Vesper Trust – Washington Trust #92
Chelan Trust – Washington Trust #49	Gunn Trust – Washington Trust #93
Moses Trust – Washington Trust #50	Pyramid Trust – Washington Trust #94
Entiat Trust – Washington Trust #51	Mission Trust – Washington Trust #95
Wallola Trust – Washington Trust #52	Signal Trust – Washington Trust #96
Banks Trust – Washington Trust #53	Under Trust – Washington Trust #97
Riffe Trust – Washington Trust #54	Saddle Trust – Washington Trust #98
Sacajewea Trust – Washington Trust #55	Abercrombie Trust – Washington Trust #99
Bryan Trust – Washington Trust #56	Hall Trust – Washington Trust #100
Newman Trust – Washington Trust #57	Molybenite Trust – Washington Trust #101
Rock Trust – Washington Trust #58	Chewelah Trust – Washington Trust #102
Roosevelt Trust – Washington Trust #59	Boyer Trust – Washington Trust #103
Shannon Trust – Washington Trust #60	Cougar Trust – Washington Trust #104
Stevens Trust – Washington Trust #61	Redtop Trust – Washington Trust #105
Spectacle Trust – Washington Trust #62	Chimney Trust – Washington Trust #106
Galispell Trust – Washington Trust #63	July Trust – Washington Trust #107
West Trust – Washington Trust #64	Star Trust – Washington Trust #108
Marengo Trust – Washington Trust #65	Pinnacle Trust – Washington Trust #109
Spangle Trust – Washington Trust #66	Remmel Trust – Washington Trust #110
Packwood Trust – Washington Trust #67	Mile Trust – Washington Trust #111
Moore Trust – Washington Trust #68	Zebra Trust – Washington Trust #112
Almira Trust – Washington Trust #69	Iron Trust – Washington Trust #113

Schedule 2-5

Foot Trust – Washington Trust #114	Quimalt Trust – Washington Trust #158
Bells Trust – Washington Trust #115	Queets Trust – Washington Trust #159
Badger Trust – Washington Trust #116	Wind Trust – Washington Trust #160
Yearling Trust – Washington Trust #117	Marysville Trust – Washington Trust #161
King Trust – Washington Trust #118	Lynwood Trust – Washington Trust #162
Ant Trust – Washington Trust #119	Edmonds Trust – Washington Trust #163
Aix Trust – Washington Trust #120	Wine Trust – Washington Trust #164
Snoqualmie Trust – Washington Trust #121	Seattle Trust – Washington Trust #165
Twisp Trust – Washington Trust #122	Burien Trust – Washington Trust #166
Rainy Trust – Washington Trust #123	Townsend Trust – Washington Trust #167
Washington Trust – Washington Trust #124	Flagler Trust – Washington Trust #168
Harts Trust – Washington Trust #125	Angeles Trust – Washington Trust #169
Cascade Trust – Washington Trust #126	Aberdeen Trust – Washington Trust #170
Austin Trust – Washington Trust #127	Hoquiam Trust – Washington Trust #171
Stampede Trust – Washington Trust #128	Zesty Trust – Washington Trust #172
Swauk Trust – Washington Trust #129	Bellingham Trust – Washington Trust #173
Blewitt Trust – Washington Trust #130	Blaine Trust – Washington Trust #174
Cayuse Trust – Washington Trust #131	Chuckanut Trust – Washington Trust #175
By Trust – Washington Trust #132	Anacortes Trust – Washington Trust #176
Over Trust – Washington Trust #133	Amarillo Residuary Trust #1
Satus Trust – Washington Trust #134	Amarillo Residuary Trust #2
Copper Trust – Washington Trust #135	Amarillo Residuary Trust #3
Snowy Trust – Washington Trust #136	Amarillo Residuary Trust #4
Ozette Trust – Washington Trust #137	Amarillo Residuary Trust #5
Skokomich Trust – Washington Trust #138	Amarillo Residuary Trust #6
Cherokee Trust – Washington Trust #139	Amarillo Residuary Trust #7
Spokane Trust – Washington Trust #140	Amarillo Residuary Trust #8
Lummi Trust – Washington Trust #141	Amarillo Residuary Trust #9
Shoalwater Trust – Washington Trust #142	Amarillo Residuary Trust #10
Hoh Trust – Washington Trust #143	DNP Residuary Trust #1
Quillayute Trust – Washington Trust #144	DNP Residuary Trust #2
Nooksack Trust – Washington Trust #145	DNP Residuary Trust #3
Suiattle Trust – Washington Trust #146	DNP Residuary Trust #4
White Trust – Washington Trust #147	DNP Residuary Trust #5
Icicle Trust – Washington Trust #148	DNP Residuary Trust #6
Klickitat Trust – Washington Trust #149	DNP Residuary Trust #7
Willapa Trust – Washington Trust #150	DNP Residuary Trust #8
Snow Trust – Washington Trust #151	DNP Residuary Trust #9
Dickey Trust – Washington Trust #152	ECI Family Trust #1
Toutle Trust – Washington Trust #153	ECI Family Trust #2
Salmon Trust – Washington Trust #154	ECI Family Trust #3
Yellow Trust – Washington Trust #155	ECI Family Trust #4
Chehalis Trust – Washington Trust #156	ECI Family Trust #5
Wynoochee Trust – Washington Trust #157	ECI Family Trust #6

Schedule 2-6

ECI QSST Trust #1	A.N.P. Trust #7B – John
ECI QSST Trust #2	A.N.P. Trust #7C – Gigi
ECI QSST Trust #3	A.N.P. Trust #7D – Dan
ECI QSST Trust #4	A.N.P. Trust #8
ECI QSST Trust #5	A.N.P. Trust #9
ECI QSST Trust #6	A.N.P. Trust #10
Don G.C. Trust #1	A.N.P. Trust #11
Don G.C. Trust #2	A.N.P. Trust #12
Don G.C. Trust #3	A.N.P. Trust #13A – Tom
Don G.C. Trust #4	A.N.P. Trust #13B – John
Don G.C. Trust #5	A.N.P. Trust #13C – Gigi
Don G.C. Trust #6	A.N.P. Trust #13D – Dan
Don G.C. Trust #7	A.N.P. Trust #14
Don G.C. Trust #8	A.N.P. Trust #15
Don G.C. Trust #9	A.N.P. Trust #16
Don G.C. Trust #10	A.N.P. Trust #17
R.A. G.C. Trust #1	A.N.P. Trust #18 – John
R.A. G.C. Trust #2	A.N.P. Trust #18 – Thomas
R.A. G.C. Trust #3	A.N.P. Trust #19
R.A. G.C. Trust #4	A.N.P. Trust #20
R.A. G.C. Trust #5	A.N.P. Trust #21
R.A. G.C. Trust #6	A.N.P. Trust #22 – James
R.A. G.C. Trust #7	A.N.P. Trust #22 – Linda
R.A. G.C. Trust #8	A.N.P. Trust #23 – Karen
R.A. G.C. Trust #9	A.N.P. Trust #23 – Linda
R.A. G.C. Trust #10	A.N.P. Trust #24 – James
LaSalle G.C. Trust #2	A.N.P. Trust #24 – Karen
LaSalle G.C. Trust #3	A.N.P. Trust #25
LaSalle G.C. Trust #4	A.N.P. Trust #26
LaSalle G.C. Trust #5	A.N.P. Trust #27
LaSalle G.C. Trust #6	A.N.P. Trust #28 – James
LaSalle G.C. Trust #7	A.N.P. Trust #28 – Linda
LaSalle G.C. Trust #8	A.N.P. Trust #29 – Karen
LaSalle G.C. Trust #9	A.N.P. Trust #29 – Linda
LaSalle G.C. Trust #10	A.N.P. Trust #30 – James
A.N.P. Trust #1	A.N.P. Trust #30 – Karen
A.N.P. Trust #2	A.N.P. Trust #31
A.N.P. Trust #3	A.N.P. Trust #32
A.N.P. Trust #4 – Daniel	A.N.P. Trust #33
A.N.P. Trust #4 – John	A.N.P. Trust #34 – Anthony
A.N.P. Trust #5 – Daniel	A.N.P. Trust #34 – Penny
A.N.P. Trust #5 – Jean	A.N.P. Trust #35 – Anthony
A.N.P. Trust #6	A.N.P. Trust #35 – Jay Robert
A.N.P. Trust #7A – Tom	A.N.P. Trust #36 – Jay Robert

Schedule 2-7

A.N.P. Trust #36 – Penny	P.P.C. Trust #3 – Jay Robert
A.N.P. Trust #37	P.P.C. Trust #4 – Jim
A.N.P. Trust #38	P.P.C. Trust #4 – Anthony
A.N.P. Trust #39	P.P.C. Trust #4 – Jay Robert
A.N.P. Trust #40 – Anthony	P.P.C. Trust #5 – Karen
A.N.P. Trust #40 – Penny	P.P.C. Trust #5 – Anthony
A.N.P. Trust #41 – Anthony	P.P.C. Trust #6 – Daniel
A.N.P. Trust #41 – Jay Robert	P.P.C. Trust #6 – Penny
A.N.P. Trust #42 – Jay Robert	P.P.C. Trust #6 – Gigi
A.N.P. Trust #42 – Penny	P.P.C. Trust #6 – Anthony
P.P.C. Trust #2 – Tom	P.P.C. Trust #7 – John
P.P.C. Trust #2 – Gigi	P.P.C. Trust #7 – Penny
P.P.C. Trust #3 – Linda

Schedule 2-8